Exhibit 1.1

TAYSHA GENE THERAPIES, INC.

AMENDMENT NO. 2 TO

SALES AGREEMENT

November 4, 2025

TAYSHA GENE THERAPIES, INC.

3000 Pegasus Park Drive, Suite 1430

Dallas, Texas 75247

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

WELLS FARGO SECURITIES, LLC

30 Hudson Yards

New York, New York 10001

with copies to:

COOLEY LLP

55 Hudson Yards

New York, New York 10001

GOODWIN PROCTER LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Re: Amendment No. 2 to Sales Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Sales Agreement, dated October 5, 2021, by and among Taysha Gene Therapies, Inc., a Delaware corporation (the “Company”), Leerink Partners LLC (formerly known as SVB Securities LLC) (“Leerink”) and Wells Fargo Securities, LLC (“Wells Fargo”), as amended by Amendment No. 1 to Sales Agreement, dated March 30, 2022, by and among the Company, Goldman Sachs & Co. LLC (“Goldman”), Wells Fargo and Leerink (“Sales Agreement”).

This letter serves as our formal notice of termination of the Sales Agreement solely with respect to Leerink. Pursuant to Section 11(c) of the Sales Agreement, the termination of the Sales Agreement with respect to Leerink will be effective as of the close of business on the date hereof. By signing below, the Company hereby agrees to the termination of the Sales Agreement with respect to Leerink effective as of the close of business on the date hereof, and permanently and irrevocably waives its right to ten (10) days’ notice pursuant to Section 11(c) of the Sales Agreement and any other rights to notice under the Sales Agreement with respect to such termination with respect to Leerink.

[Signature Page Follows]

Very truly yours,
LEERINK PARTNERS LLC

By:	/s/ Peter Fry
Name:	Peter Fry
Title:	Head of Alternative Equities

[Signature Page to Amendment No. 2 to Sales Agreement]

Accepted and agreed to as of the date first above written:
TAYSHA GENE THERAPIES, INC.

By:	/s/ Kamran Alan
Name:	Kamran Alam
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Sales Agreement]